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                                   P R O X Y



                           EL CHICO RESTAURANTS, INC.
                                 12200 STEMMONS
                                   SUITE 100
                              DALLAS, TEXAS 75234
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

The undersigned hereby appoints Clayton Killam and Susan Holland and each of them, as proxies, with power to appoint substitutes, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the common stock, par value $.10 per share, of El Chico Restaurants, Inc. (the "Company") held of record by the undersigned at the close of business on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 8, 1997, and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                                                                    SEE REVERSE
                                                                       SIDE

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[ ]  Please mark your votes                          SHARES IN YOUR NAME
     as in this example.

1. Proposal to elect as directors of the Company the following persons, to hold office until the next Annual Meeting of Shareholders of the Company or until their respective successors have been duly elected and shall have qualified: Wallace A. Jones, Grahame N. Clark, Jr., Jack D. Knox,
     Joseph V. Mariner, Jr., Joseph S. Thomson.

                         FOR               WITHHOLD
                         [ ]                 [ ]


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  FOR             AGAINST           ABSTAIN

                  [ ]               [ ]               [ ]


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


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Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).



SIGNATURE(S)                                        DATE
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SIGNATURE(S)                                        DATE
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                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.